Exhibit 32(b)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay W. Rembolt, Chief Financial Officer of WD-40 Company (the “Company”), have reviewed the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 2016 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 24, 2016

/s/ JAY W. REMBOLT
Jay W. Rembolt Vice President, Finance, Treasurer and Chief Financial Officer